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                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made in the city of Sao Paulo, State of Sao Paulo, Brazil, on this 20th day of March, 1997, by and between, on the one hand, ECHLIN DO BRASIL INDUSTRIA E COMERCIO LTDA., a company organized and existing in accordance with the laws of Brazil, with head offices at Rua Taquari, 1328/38, in the city of Sao Paulo, State of Sao Paulo, registered with the CGC/MF under No. 61.091.963/0001-32, in this act represented by its duly authorized representatives signed below ("Buyer") and, on the other hand, INDUSTRIA E COMERCIO BROSOL LTDA., a company organized and existing in accordance with the laws of Brazil, with head offices at Rodovia Indio Tibirica, Km 39, in the city of Ribeirao Pires, State of Sao Paulo, registered with the CGC/MF under No. 61.090.890/0001-64, in this act represented by its duly authorized representatives signed below ("Seller"), as guarantor of Seller, UNIAO DE COMERCIO E PARTICIPACOES LTDA., with head offices in Cidade de Deus, Vila Iara, Osasco, Sao Paulo, registered with the CGC/MF under No. 33.344.557/0001-07 ("Uniao"), and as guarantor of Buyer, Echlin, Inc., a company organized and existing in accordance with the laws of the State of Connecticut, USA ("Echlin").

                                   WITNESSETH:

         WHEREAS,   Seller  is  currently  controlled  and  owned  by  Uniao,  a subsidiary of Banco Bradesco S.A;

         WHEREAS, Buyer has always been directly or indirectly controlled and owned by Echlin;

         WHEREAS, Uniao acquired the control of Seller as a result of its financial situation (Chapter 11), which took place in 1995, recovered it, and decided to offer the Business (as defined in Section 1 below) to any interested party;

         WHEREAS, in view of Buyer's activities, Buyer has been interested in acquiring the Business and, after careful consideration, Uniao decided to cause Seller to sell the Business to Echlin (whether directly or through one of its Brazilian subsidiaries) and, accordingly, on October 10, 1996, Seller and Uniao on the one hand and Echlin on the other hand executed a Letter of Intent (the "Letter of Intent") whereby they set forth the basic and most important conditions for Seller to sell the Business to Echlin;

         WHEREAS, in accordance with the Letter of Intent, Seller has decided to sell the Business to Echlin and Echlin has decided to designate Buyer to buy the Business from Seller;

         WHEREAS, Seller has the necessary Social Security Institute's Debt Clearance Certificate (Certidao Negativa de Debito do Instituto Nacional da Seguridade Social) No. 477887, issued on January 23, 1997, Severance System Clearance Certificate (Certidao do Fundo de Garantia por Tempo de Servico -
 FGTS) No. 1912702 issued on October 30, 1996, Federal Taxes Clearance Certificate (Certidao Negativa de Tributos e Contribuicoes Federais) No. 0.551.068, issued on November 6. 1996, and is therefore in a position to immediately sell the Business to Buyer;

         NOW THEREFORE, in consideration of the premises, representations and mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, including the Attachments hereto, the defined terms set forth in this Article shall have the meanings set forth in this Article. All Article and Section numbers and Attachment references used in this Agreement refer to Articles and Sections of this Agreement and Attachments attached hereto, unless otherwise specifically described. Capitalized terms used but not defined in this Article are used with the definitions given throughout this Agreement.

         "Assets" means all assets, free and clear of encumbrances, liens, security interests or any other restriction, currently owned by Seller, used in the Business, and which Buyer will use in its own business;

         "Business" means, in accordance with Article III and the Attachments to this Agreement, the business dedicated to and associated with engine components as until this date owned and conducted by Seller, including without limitation all fixed assets such as machinery and equipment, and all intellectual property rights such as patents, know-how, trademarks (particularly the trademarks and brand names "Brosol" and "Carter"), technical documentation, free and clear of any claims, liens or security interests;

         "Buyer" means Echlin do Brasil Industria e Comercio Ltda.;

         "Closing Date" has the meaning specified in Section 9.1;

         "Closing Memorandum" has the meaning specified in Section 9.3;

         "Echlin" means Echlin, Inc.;

         "Exercise Date" has the meaning specified in Section 7.2;

         "Inventories" has the meaning specified in Section 3.2;

         "NYSE" means the New York Stock Exchange;

         "Obligations"  means those certain  obligations  referred to in Section
3.1 below which are currently Seller's obligations and are necessary for the Business, but only to the extent arising and to be performed after (but not as to matters occurring at or prior to) the Closing Date;

         "Parties" means both Buyer and Seller;

         "Party" means either Buyer or Seller;

         "Purchase Price" means the total amount necessary for Buyer to acquire the Business;

         "Purchase Price of Inventories" has the meaning specified in Article V;

         "Rights" means those rights referred to in Section 3.1 below, currently owned by Seller, free and clear of any restriction whatsoever and used in the Business;

         "Seller" means Industria e Comercio Brosol Ltda.;

         "Uniao" means Uniao de Comercio Participacoes Ltda.

                                   ARTICLE II
                                     PURPOSE

         The purpose of this Agreement is the purchase and sale of the Business, with all of its Assets, Rights and Inventories and the assumption of the Obligations, in accordance with the terms and conditions established herein. The Business currently exists within Seller's industrial facilities operated in a real estate property leased from a third party in accordance with the Lease Agreement set forth in Attachment II and which Buyer will succeed to as a lessee thus undertaking all rights and obligations of the Business arising and to be performed after (but not as to matters occurring at or prior to) the Closing Date inherent thereto with the exception of the payment provided for in the sole paragraph of Section 17 of such Lease Agreement which with such matters occurring at or prior to the Closing Date will continue to be Seller's sole responsibility.

                                   ARTICLE III
          ASSETS, RIGHTS, OBLIGATIONS AND INVENTORIES OF THE BUSINESS

                  3.1 The Business encompasses all the Assets and Rights, without limitation, of the type set forth in Attachment 3.1(A) (industrial machinery and equipment, and office equipment), Attachment 3.1(B) (hardware and software), Attachment 3.1(C) (telephone, facsimile and telex lines), Attachment 3.1(D) (intellectual property), and the Rights and Obligations expressly set forth in Attachment 3.1 (E) (Contracts currently in force), utilized in and necessary to the Business.

                  3.2 The Business further encompasses the following Inventories currently existing therein (raw materials, products in process, finished products, and intermediary, packaging and maintenance materials). On the Closing Date the Parties shall take a physical count of the Inventories to exclude therefrom the defective or obsolete Inventories.

                  3.3 The Assets, Rights, Obligations and Inventories mentioned in Section 3.1 and 3.2 above constitute all of the assets, rights, obligations and inventories which currently have been used or held for use in connection with the operation of the Business or to which the Business is subject.

                  3.4 The Assets and Rights listed by Seller in Attachments  3.1
(A), 3.1 (B), 3.1 (C), 3.1(D) and 3.1 (E) which will be transferred to Buyer on the Closing Date are all of the Assets and Rights used, existing or necessary in connection with the operation of the Business. The Obligations under the Contracts listed by Seller in Attachment 3.1(E) are the only Obligations of the Business (in addition to the certain obligations, specified in Article II, under the Lease Agreement) to be assumed by Buyer on the Closing Date. To the extent that any such Assets or Rights have been mistakenly omitted from these Attachments, Seller agrees to transfer them to Buyer in the future.

                                   ARTICLE IV
                       PURCHASE PRICE AND PRICE ALLOCATION

                  4.1 For purposes of this Agreement, Purchase Price shall mean the total amount necessary for Buyer to acquire the Business. The Purchase Price is US$17,500,000.00 (Seventeen Million Five Hundred Thousand Dollars of the United States of America) that Buyer shall pay to Seller in the form specified by Section 7.1 and the assumption of the Obligations to be assumed by Buyer on the Closing Date in consideration for the purchase of the Business.

                  4.2 For all legal purposes, the Purchase Price will be allocated in accordance with the results of an appraisal that Buyer will have performed by the Closing Date.

                                    ARTICLE V
                        PURCHASE PRICE OF THE INVENTORIES

                  5.1 The purchase price of the Inventories (the "Purchase Price of Inventories"), which is not included in the Purchase Price, shall be the total price negotiated by the Parties on the Closing Date in accordance with the following criteria:

                           (a) raw materials: Closing Date replacement cost;

                           (b) work-in-process:  the replacement cost of the raw
 materials multiplied by a factor of 1.5 (one and one half);

                           (c) finished  products:  seventy percent (70%) of the
 sales price to Seller's most-favored customer.

                  5.2 The Purchase Price of Inventories shall include the corresponding ICMS and IPI values, which values shall be evidenced by Seller in such a form as to ensure the corresponding tax credits to Buyer.

                                   ARTICLE VI
                       TAXES ON THE PURCHASE PRICE AND ON
                        THE PURCHASE PRICE OF INVENTORIES

         Any and all tax costs associated with the Purchase Price shall be borne by and be the sole responsibility of Seller. Any and all tax costs associated with the Purchase Price of Inventories shall be borne by and be the sole responsibility of Seller, except for the provisions of Section 5.2 above.

                                   ARTICLE VII
                          PAYMENT OF THE PURCHASE PRICE

                  7.1 Buyer shall pay the Purchase Price in Echlin common shares (the "Echlin Shares") at market value. Market value shall correspond to the average daily closing price (without regard to volume) of one share of the Echlin Shares on the NYSE for the five (5) consecutive trading days ending six
(6) trading days immediately prior to the Closing Date (the "Closing Date Share Price"). The Purchase Price shall thus correspond to the number of Echlin Shares resulting from the division of US$17,500,000.00 (Seventeen Million Five Hundred Thousand Dollars of the United States of America) by the Closing Date Share Price.

                  7.2 Subject to compliance with the United States of America securities laws and NYSE rules and regulations, after the Closing Seller shall be free to sell the Echlin Shares corresponding to the Purchase Price, provided, however, if Seller does not sell all of the Echlin Shares within the six (6) months from the Closing Date, then Seller shall have the right on the six (6) month anniversary date of the Closing Date (the "Exercise Date") to sell the remaining Echlin Shares back to Buyer, and Buyer shall have the obligation to buy back such Echlin Shares from Seller; provided, further, however, that Buyer, from time to time, shall have the right to buy back the Echlin Shares, and Seller shall have the obligation to sell the Echlin Shares it then holds, at any time prior to the Exercise Date. In no event shall Seller have any obligation to sell Echlin Shares back to Buyer to the extent such shares have been sold and are no longer held by Seller at the time Buyer exercises a right to buy.

                  7.2.1 Should Seller's right to sell be exercised, the purchase price of the Echlin Shares shall be an amount equal to the amount obtained by multiplying such number of Echlin Shares by the Closing Date Share Price plus interest fixed at the six (6) month LIBOR rate on such amount minus dividends attributed to such number of Echlin Shares and paid between the Closing Date and the Exercise Date (or to be paid on the next regular quarter by dividend payment date, if the Exercise Date is after a quarterly dividend record date). Buyer shall not have the right to assign its obligation to buy, relating to Seller's right to sell Echlin Shares back to Buyer, without the prior and written consent of Seller.

                  7.2.2 Should Buyer's right to buy be exercised, the purchase price of the Echlin Shares shall be an amount equal to the amount obtained by multiplying such number of Echlin Shares by the Closing Date Share Price plus interest at the above mentioned LIBOR rate to such date of exercise on such amount minus dividends attributed to such number of Echlin Shares and paid between the Closing Date and such date of exercise (or to be paid on the next quarterly dividend payment date, if the date of exercise is after a quarterly dividend record date) plus fifty percent (50%) of the positive difference, if any, in the aggregate value of such number of Echlin Shares on the Exercise Date of Buyer's right to buy obtained by multiplying the closing price of a share of Echlin common stock on the NYSE on the day immediately preceding the date on which Buyer exercises its right to buy by such number of Echlin Shares above the amount obtained by multiplying such number of Echlin Shares by the Closing Date Share Price. Buyer shall have the right to assign its right to buy Echlin Shares from Seller to a third-party purchaser, which right shall not affect fulfillment of the obligation to buy provided for in Section 7.2.1 above and shall further not affect the conditions provided for in this Section 7.2.2.

                  7.3 The Echlin shares shall be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") as follows:

                  7.3.1 Promptly after the Closing Date, Buyer shall cause to be filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act, on an appropriate form as Buyer in its sole discretion shall determine, a registration statement under Section 5 of the Securities Act (the "Registration Statement") for an offering to be made on a continuous or delayed basis covering the offer and sale of the Echlin Shares by Seller. Buyer agrees to use its best efforts to cause the Registration Statement and any necessary state filings which Buyer shall cause to be prepared to become effective and to remain effective until the completion of the distribution of the Echlin Shares, but in no event later than the second anniversary of the Closing Date (the "Registration Period").

                  7.3.2 Buyer shall cause to be paid all expenses (including the federal and any state registration fee) incurred by or on behalf of Buyer in connection with the preparation and execution of the Registration Statement referred to in this Section 7.3 including, without limitation, furnishing prospectuses to the Seller in such quantities as it may reasonably request; provided, however, that Buyer shall not be obligated to pay any underwriting or brokerage commissions, discounts or fees relating to any sale of the Echlin Shares or the fees and expenses of any counsel of Seller.

                  7.3.3 Buyer shall indemnify and hold harmless Seller, its directors, officers, agents and affiliates from and against any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any alleged untrue statement or alleged omission to state a material fact in connection with the Registration Statement or any prospectus relating thereto; provided however, Buyer will not be liable to Seller in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission to state a material fact made in the Registration Statement or any prospectus relating thereto or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by Seller for use in the preparation thereof. Seller shall cooperate with Buyer in the preparation and filing of the Registration Statement, amendment or supplement, required hereunder and shall furnish Buyer such information as may be needed from it in connection with such filing and registration and Seller shall indemnify and save harmless Buyer, its directors, officers, agents and affiliates from any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any untrue statement or omission to state a material fact in connection with such filing and registration, if and to the extent such untrue statement or omission is made in reliance upon and in conformity with the information furnished in writing by Seller for use in the preparation of the Registration Statement or any prospectus relating thereto.

                  7.3.4 In the event Buyer shall furnish Seller written notice stating that, in the good faith judgment of counsel for Buyer, the sale or transfer of the Echlin Shares pursuant to the Registration Statement would, at such time, require the disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential, Seller shall suspend sales of the Echlin Shares under the Registration Statement for a reasonable period until Buyer determines that such confidential information may be disclosed; provided. however, that in no event shall any such suspension exceed sixty (60) days in the aggregate during any twelve (12) month period. Seller agrees to keep confidential any notification by Buyer to Seller pursuant to this Section 7.3.

                  7.3.5 Upon the effectiveness of the Registration Statement (and any required State registrations), evidence of the effectiveness of which Buyer agrees to furnish to Seller, Buyer agrees to the removal of any legend affixed to any certificates evidencing the Echlin Shares.

                  7.3.6 It is intended that the rights and obligations contained in Section 7.2 as to the Echlin Shares be exclusive to Seller and Buyer (other than Buyer's right to assign its right to buy to a third party purchaser) and in no event shall such rights or obligations be transferable upon the sale or transfer of the Echlin Shares pursuant to the Registration Statement. Upon any such sale pursuant to the Registration Statement such rights and obligations shall terminate and be of no force or effect as to any Echlin Shares sold.

                                  ARTICLE VIII
                  PAYMENT OF THE PURCHASE PRICE OF INVENTORIES

         Buyer shall pay the Purchase Price of Inventories to Seller in Brazilian currency within ten (10) working days after valuation of the Inventories, in accordance with the criteria of Section 5.1 above.

                                   ARTICLE IX
                                  CLOSING DATE

                  9.1 Unless the Parties agree otherwise in writing, for purposes of this Agreement Closing Date shall be April 30, 1997.

                  9.2 On the Closing Date, upon Buyer's payment of the Purchase Price to Seller, Seller shall transfer the Business which will include:

                           (a) the Assets  and  Rights  set forth in  Attachment
 3.1(A) through Attachment 3.1(C);

                           (b) the  intellectual  property Assets and Rights set
 forth in Attachment 3.1(D);

                           (c)  the   Rights  and   Obligations   set  forth  in
 Attachment 3.1 (E); and

                           (d) the Inventories referred to in Section 3.2 above.

                  9.3 On the Closing Date the Parties shall execute a Closing Memorandum formalizing inter alia payment of the Purchase Price, transfer and title to the Business and the Inventories.

                  9.4 Buyer  shall not  assume  and shall not be liable  for and
Seller is not transferring to Buyer and Seller shall be responsible for all debts, contingencies, liabilities, taxes and contractual and any other obligations associated with the Business and the Inventories prior to the Closing Date, with the exception of the Obligations set forth in Attachment 3.1(E). Seller's responsibility shall include any and all liabilities and obligations of any kind or nature, whether foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured of Seller arising out of the ownership, use or possession of the Assets, Rights, Obligations and Inventories, or the operation or conduct of the Business, on or prior to the Closing Date.

                  9.5      On the Closing Date:

                           (a) Seller shall assign and transfer  possession  and
 title of the Business and Inventories to Buyer; and

                           (b) Buyer shall (i) take  possession  of the Business
 and title to the Assets, Rights and Obligations set forth in Attachments 3.1(A) through 3.1(E), and the Inventories referred to in Section 3.2 above, and (ii) assume all benefits inherent to the assignment and transfer of the Business and the Inventories; and

                           (c)  Buyer  shall  evidence  transfer  of the  Echlin
 Shares to Seller in accordance with Section 7.1 above.

                                    ARTICLE X
               EMPLOYEES AND SALES REPRESENTATIVES OF THE BUSINESS

                  10.1 Seller shall terminate the labor contracts of approximately 158 (one hundred fifty-eight) Business employees who have been duly identified by and are known to Buyer and who will not be transferred to Buyer. The total amount paid by Seller to the terminated employees shall be reimbursed to Seller by Buyer inasmuch as these are Buyer's expenses. The reimbursement shall occur upon Seller's presentation to Buyer of evidence of the general release the amounts of which shall be determined and shall include a reserve of the amounts of possible future labor claims, which the parties have agreed to be 25% (twenty-five percent) of the total amount of the indemnification funds actually paid to the untenured employees within the 158 employees mentioned above, and fees for negotiation with the Metalworkers' ABC Union and, further, the amount necessary to maintain the terminated employees' medical insurance for 6 months after the Closing Date. The parties recognize that the total amount that Buyer will reimburse Seller in accordance with this
Section 10.1 is an expense of Buyer.

                  10.2 Approximately 498 (four hundred ninety-eight) Business employees, who have been duly identified by and are known to Buyer, shall have their labor contracts transferred to Buyer on the Closing Date. Said employees shall be guaranteed the same previously existing conditions such as compensation, term of employment and severance fund deposits. The employees who possibly reject being transferred to Buyer shall be terminated by Seller and Buyer shall reimburse and make a reserve to Seller in the same manner provided for in Section l0.1 above.

                  10.3 The labor claims of employees terminated by Seller by the Closing Date and/or in accordance with Section 10.1 above shall be Seller's exclusive responsibility. Conversely, Buyer shall be exclusively liable for labor claims filed by the employees referred to in Section 10.2 above, including those which may be filed in connection with or based on the past.

                  10.4 On the Closing Date Buyer sixteen (16) sales representatives, who have been duly identified by and are known to Buyer, shall be transferred to Buyer together with their contractual rights, including rights of the past.

                  10.5 Claims already made or that may be made by sales representatives whose contracts have been terminated by Seller by the Closing Date shall be Seller's exclusive responsibility.

                                   ARTICLE XI
                          TAX SITUATION OF THE BUSINESS

                  11.1 Seller and Uniao hereby represent and warrant that the tax situation of the Business and the Inventories is perfectly regular vis-a-vis the Federal, State and Municipal public agencies and authorities and that the books and records of the Business have been correctly recorded and are being kept in strict compliance with the applicable laws, rules and regulations. Seller and Uniao further represent and warrant that within the last five (5) years the Business has had no pending tax obligation, whether principal or accessory, with the exception of those listed in Attachment 11.1.

                  11.2 On the Closing Date Seller shall remove from the Business and at its sole expense and responsibility maintain in custody all books, tax invoices and any other legal document related to the Business and the Inventories and which have supported the operations of the Business and refer to transactions occurred before the Closing Date. Upon a justified, prior written request, not to be unreasonably withheld, Buyer shall have prompt access to any such books, tax invoices and documents.

                                   ARTICLE XII
               REPRESENTATIONS AND WARRANTIES OF SELLER AND UNIAO

                  12.1 Seller and Uniao hereby represent, warrant and covenant that they have complete knowledge of all the facts related to the transactions contemplated herein and hereby represent and warrant that the statements of fact, representations and warranties contained in Sections 12.2 and 12.3 below shall be deemed to be material and essential to this Agreement.

                  12.2 Seller and Uniao hereby represent, warrant and covenant that:

                           (a) Seller and Uniao are  companies  duly  organized,
 validly existing and in good standing in accordance with the laws of Brazil, with all necessary powers, capacity and authority to enter into and perform this Agreement and to make the representations and warranties as set forth in herein, and that all corporate actions that may be required to execute and perform this Agreement have been taken:

                           (b) no  provision  in  Seller's  or  Uniao's By Laws,
 Articles of Organization or in any contracts or agreements to which Seller or Uniao is a party prevents the execution or performance of this Agreement;

                           (c) the execution or performance of this Agreement by
 Seller or Uniao does not violate any decrees, rules or regulations to which Seller or Uniao is subject;

                           (d) this Agreement and all other documents  delivered
 on this date or on the Closing Date whether by Seller or Uniao are or will be duly executed and/or initialed and validly authorized and will be binding and enforceable in accordance with their terms and conditions effective on this date or on the Closing Date;

                           (e) there is no broker,  finder or financial  advisor
 appointed by Seller or Uniao, who has the right to claim any brokerage or finder's or financial advisory fee in connection with the transactions contemplated hereby; and

                           (f) Seller and Uniao are aware that the Echlin Shares
 have not been registered under the Securities Act. Seller agrees that the Echlin Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act and (ii) except in accordance with any applicable provisions of state securities laws. Seller agrees that Buyer may at its election affix a legend to any certificates evidencing such shares summarizing or identifying such restrictions.

                  12.3     Seller and Uniao further represent and warrant that:

                           (a) the Business has been managed in accordance  with
 good and acceptable commercial practices;

                           (b)  all  information  regarding  the  Business  that
 Seller has provided to Buyer are true, precise and correct, and all such information was provided in good faith and fairly represents the Business;

                           (c) as from December 1, 1995, Seller has operated the
 Business in the ordinary course of business consistent with past practices and in accordance with its best managing skills, and there has been no material adverse effect in the Business; however, Buyer is aware of the joint venture to carry on body parts components of vehicles and also of the discontinuance of the carburetor business for auto assemblers.

                           (d) all Rights and Assets of the Business,  including
 those set forth in the Attachments hereto, are lawfully owned by Seller and, except as set forth in Attachment 12.3(d) hereto, are free and clear of any and all encumbrances, charges, and pledges and there are no restrictions of a legal, judicial, contractual or any other nature that may hinder Seller from actually selling the Business to Buyer and/or which may in any way prevent or restrict the subsequent and actual ownership and free use of the Rights and Assets of the Business by Buyer; furthermore, the Assets are in good operating condition and have been sufficient for the conduct of the Business and Seller shall totally and completely free the Assets set forth in Attachment 12.3(d) hereto within a maximum term of six (6) months from the date hereof:

                           (e) none of the intellectual  properties set forth in
 Attachment 3.1(D) are subject to any claim of invalidity and they are in full force and effect. Attachment 3.1(D) sets forth a complete and correct list of all registrations of the intellectual properties referred to above and pertaining to the Business, as well as licenses to and from third parties for trademarks, copyrights and patents or other intellectual property. On the Closing Date Seller shall deliver to Buyer all pertinent certificates and other intellectual property documents related to the intellectual properties listed in Attachment 3.1(D);

                           (f) Seller has correctly filed, when appropriate, all
 income tax returns, as well as other tax statements, forms and lists required by the Federal, State and Municipal agencies and authorities, and has timely paid or duly settled all Federal, State and Municipal taxes and other governmental levies or charges for the period prior to the date hereof including without limitation those assessed on revenues, franchises, gross income, sales, labor charges, personal properties and real estate assets, as well as taxes on consumption, services, contributions to the Social Security system, Unemployment Compensation Fund (FGTS), PIS, FINSOCIAL, and social insurance contributions related to the Business, due and payable by Seller. No tax deficiency was determined against or charged to Seller as regards the Business as a result of any inspection carried out by Federal, State or Municipal authorities;

                           (g) Seller and the Business  have been and now are in
 full compliance with all laws, rules and regulations including without limitation all tax, labor, environmental, health and safety laws, rules and regulations;

                           (h) the Business  holds,  or will hold by the Closing
 Date, all licenses, approvals, certificates, authorizations and consents required by Federal, State and Municipal agencies and authorities for the performance of its activities as they are currently handled and performed, and there is no license, approval, certificate, authorization and consent that Seller has not yet already obtained or requested on behalf of the Business; furthermore, Seller is currently unaware of any actual or threatened cancellation in this respect by the competent agencies or authorities;

                           (i)  further  to  Article  X  above,   all   Business
 employees are and have been duly registered as employees of Seller and on the date hereof there are no labor or related claims against Seller, with the exception of those listed in Attachment 12.3(i);

                           (j) there is no litigation, suit, proceeding, action,
 claim, or investigation, at law or in equity, pending or threatened against and affecting the Business before any court, agency, authority or arbitration tribunal, except as set forth in Attachment 12.3(j);

                           (k)  there  is  no   outstanding   order,   judgment,
 stipulation, injunction, decree, determination, award or other order of any court, arbitral body, governmental agency or instrumentality, domestic or foreign, against the Business, except for those listed in Attachment 12.3(k);

                           (l) as of  this  date,  no  guarantees,  commitments,
 mortgages, burdens, encumbrances, debts or liabilities of any kind, whether actual or contingent, have been rendered or incurred by or on behalf of the Business, except for those listed in Attachment 12.3(1);

                           (m)   Seller  is  not  a  party  to  any   contracts,
 agreements or arrangements the default of which could affect the Business or Seller's ability to sell the Business to Buyer;

                           (n) the  Business is in  compliance  in all  material
 respects with all requirements of law that are essential to the Business;

                           (o)  with  Seller's  full  cooperation,  Buyer  shall
 continue to have the right to conduct due diligence procedures until the Closing Date; and

                           (p) Seller has delivered to Buyer a true and complete
 copy of the balance sheet of Seller as of December 31, 1996, and the related statements of income, together with the notes thereto, all of which audited by Price Waterhouse Auditores Independentes, independent certified public accountants (all the foregoing financial statements being referred to herein collectively as the "Seller Financial Statements"). Seller Financial Statements are in accordance with the books and records of Seller and fairly present the financial position, results of operations and shareholders' equity of Seller as of the date and for the period indicated, in each case in conformity with generally accepted accounting principles consistently applied. The books and accounts of Seller are complete and correct and fully and fairly reflect all of the transactions of Seller and are located solely at the offices of Seller and not at any other location. At the Closing Date no material adverse change shall have occurred or shall be reasonably likely to occur in the financial condition or results of operations of Seller except as disclosed in the Seller Financial Statements or disclosed on Attachment 12.3(p).

                           (q) the  financial  statements  of Uniao  audited  by
 Price Waterhouse Auditores Independentes, independent certified public accountants, as at the close of business of December 31, 1996, which have been furnished to Buyer, present fairly, in all material respects, the financial condition on a consolidated basis of Uniao and its consolidated subsidiaries as of said date, and said financial statements, including the related notes, show all known material liabilities of Uniao, direct or contingent, as of said date.

                                  ARTICLE XIII
                       INDEMNIFICATION BY SELLER AND UNIAO

         Seller and Uniao jointly and severally shall indemnify, defend and hold Buyer and Echlin harmless from and against any and all claims, damages, losses, expenses, obligations or liabilities of any kind to the extent arising from or attributable to any breach of any of the representations and warranties, covenants or agreements made in this Agreement; provided, further, Seller and Uniao hereby agree to indemnify and hold Buyer and Echlin harmless from any and all losses, liabilities, damages, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies) based upon attributable to or resulting from any Environmental Claim or Remedial Action (collectively, "Environmental Liabilities") arising out of or based upon anything relating to the property, facilities or operations of the Business on or before the Closing Date, regardless of when an Environmental Claim is asserted or when Remedial Action is performed. For the avoidance of doubt, since Buyer at the request of Seller will not delay the Closing to complete an environmental analysis to fully identify all environmental issues or to determine definitely the condition of the property, facilities and operations at the time of Closing, any environmental issue or condition identified or determined after the Closing Date shall be deemed to have existed on or before the Closing Date and neither buyer nor Echlin shall be deemed to have contributed to such condition after the Closing Date, to the extent Buyer operates the Business in the ordinary course of business substantially consistent with Seller's practices before the Closing Date. Therefore, Buyer and Echlin shall be entitled to indemnification and defense for Environmental Liabilities hereunder without limitation, except to the extent of any such liabilities identified as arising solely from or based solely upon Buyer's operation of the Business, after the Closing other than in the ordinary course of Business substantially consistent with Seller's practices before the Closing Date.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or government or governmental authority, by the owner of Seller's industrial facilities, or by any other person (including any employee or former employee) for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the property, facilities or operations of the Business; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the property, facilities or operations of the Business; or (iii) the violation, or alleged violation, of any Environmental Laws, relating to environmental matters connected with the property, facilities or operations of the Business.

         "Environmental Law" means any applicable federal, state or local law, statute, code, ordinance, rule, regulation or other requirement, currently or hereinafter enacted, concerning Releases into any part of the environment, or activities that might result in damage to the environment or natural resources, or any law relating to protecting or improving the environment or public and employee health and safety.

         "Hazardous Material" means any substance, material or waste which is regulated under any provision of Environmental Law, including but not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on, into or out of the property of the Business including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater, or property.

         "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring the property, facilities or operations of the Business into compliance with all Environmental Laws.

                                   ARTICLE XIV
               REPRESENTATIONS AND WARRANTIES OF BUYER AND ECHLIN

                  14.1 Buyer and Echlin hereby represent, warrant and covenant that they have complete knowledge of all the transactions contemplated herein and hereby represent and warrant that the statements of fact, representations and warranties contained in Section 14.2 below shall be deemed to be material and essential to this Agreement.

                  14.2 Buyer and Echlin hereby represent, warrant and covenant that:

                           (a) Buyer and Echlin are  companies  duly  organized,
 validly existing and in good standing in accordance with the laws of their respective jurisdictions of incorporation, with all necessary powers, capacity and authority to enter into and perform this Agreement and to make the representations and warranties as set forth herein, and that all corporate actions that may be required to execute and perform this Agreement have been taken;

                           (b) no provision  in Buyer's or Echlin's  Articles of
 Organization, By-laws or in any contracts or agreements to which Buyer or Echlin is a party prevents the execution or performance of this Agreement;

                           (c) the execution or performance of this Agreement by
 Buyer or Echlin does not violate any decrees, rules or regulations to which Buyer or Echlin is subject;

                           (d) this Agreement and all other documents  delivered
 on this date or on the Closing Date whether by Buyer or Echlin are or will be duly executed and/or initialed and validly authorized and will be binding and enforceable in accordance with their terms and conditions effective on this date or on the Closing Date;

                           (e)  the  fee  of any  broker,  finder  or  financial
 advisor appointed by Buyer or Echlin who has the right to claim any brokerage or finder's or financial advisory fee in connection with the transactions contemplated hereby shall be paid by Buyer or Echlin in accordance with Buyer's or Echlin's agreement with any such person;

                           (f) the  restrictions  contained  in Section  12.2(f)
 above and any other restriction contained herein or in the U.S. federal or state laws do not and shall not prevent Buyer from buying back the Echlin Shares from, and paying the corresponding price to, Seller, if and when Seller exercises its right to sell the Echlin Shares to Buyer in accordance with
 Section 7.2 above. In the event Seller exercises its right to sell the Echlin Shares to Buyer in accordance with Section 7.2, (i) Buyer shall pay the price of the Echlin Shares to Seller notwithstanding lack or suspension of the registration with the SEC, and (ii) Seller shall acknowledge receipt of the Echlin Shares price and shall deliver the Echlin Shares to Buyer in form for transfer;

                           (g) the Echlin  Shares to be issued and  delivered to
 Seller pursuant to this Agreement will on the Closing Date have been duly authorized, validly issued and outstanding, fully paid and nonassessable, and entitled to all rights granted to all shares of Echlin Inc. Common Stock $1 par value; and

                           (h) the  financial  statements  of Echlin  audited by
 Price Waterhouse LLP, as at the close of business of August 31, 1996, which have been furnished to Seller, present fairly, in all material respects, the financial condition on a consolidated basis of Echlin and its consolidated subsidiaries as of said date, and said financial statements, including the related notes, show all known material liabilities of Echlin, direct or contingent, as of said date.

                                   ARTICLE XV
                       INDEMNIFICATION BY BUYER AND ECHLIN

         Buyer and Echlin shall indemnify, defend and hold Seller and Uniao harmless from and against any and all claims, damages, losses, expenses, obligations or liabilities of any kind to the extent arising from or attributable to any breach of any of the representations and warranties made by Buyer and Echlin in this Agreement.

                                   ARTICLE XVI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  16.1 Each representation and warranty made or to be made by Buyer, Seller, Uniao and Echlin pursuant to this Agreement is true, accurate and complete. No representation or warranty of Buyer, Seller, Uniao and Echlin in this Agreement or in any writing furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make the statements herein or therein in light of the circumstances in which they were made not misleading.

                  16.2 The representations and warranties contained herein shall survive the Closing Date and continue for six (6) years thereafter, unless there is specific statute of limitations which expire earlier; provided, however, the expiration of such time period shall not apply to any pending claim asserted in good faith by any Party under this Agreement prior to the expiration of such time period. It is understood that such time period shall not apply as to any claim relating to (i) any nonfulfillment of any covenant or agreement on the part of any Party under this Agreement, and (ii) all liabilities, commitments and obligations of Seller arising from or in connection with the Business, except Obligations expressly assumed by Buyer. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

                                  ARTICLE XVII
                       CONDITIONS TO OBLIGATIONS OF BUYER

                  17.1 The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to Seller's fulfillment of each of the following conditions on or before the Closing Date:

                           (a)  execution of this  Agreement  by Buyer,  Seller,
 Uniao and Echlin;

                           (b) approval of the transactions contemplated in this
 Agreement by Echlin's Board of Directors by April 15, 1997;

                           (c) delivery by Seller,  and acceptance by Buyer,  of
 the list of Attachments to this Agreement as well as acceptance by Buyer of the results of the joint visits to Seller's most important customers;

                           (d)  compliance  by the Parties  with any  applicable
 regulatory requirements;

                           (e) the approval of the payment of the Purchase Price
 (Article VII) by the Central Bank of Brazil;

                           (f) change of  Seller's  current  name  "Industria  e
 Comercio Brosol Ltda." for another name which shall not contain any reference to the name "Brosol";

                           (g)  obtention  by Seller of all licenses and permits
 necessary for Buyer to operate the Business; and

                           (h) delivery of Uniao's audited financial  statements
 dated as of December 31, 1996.

                  17.2 The obligation of Buyer to consummate the transactions contemplated by this Agreement is further subject to all of Seller's and Uniao's representations and warranties in this Agreement continuing to be true until the Closing Date.

                                  ARTICLE XVIII
                       CONDITIONS TO OBLIGATIONS OF SELLER

                  18.1 The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to Buyer's fulfillment of each of the following conditions on or before the Closing Date:

                           (a)  Buyer's   payment  of  the  Purchase   Price  in
 accordance with Article VII above;

                           (b) the Central Bank of Brazil's approval referred to
 in Section 17.1(e) above; and

                           (c) delivery of Echlin's audited financial statements
 dated as of August 31, 1996.

                  18.2 The obligation of Seller to consummate the transactions contemplated by this Agreement is further subject to all of Buyer's and Echlin's representations and warranties in this Agreement continuing to be true until the Closing Date.

                                   ARTICLE XIX
             SUBMISSION OF THIS TRANSACTION TO ANTITRUST AUTHORITIES

                  19.1 The Parties hereby declare to have reviewed the Brazilian competition antitrust law and to be convinced that this Agreement should not be subject to any restriction in this area in view of the characteristics of the Brazilian market of engine components; furthermore, even if any such restriction were to exist, the Parties acknowledge that there are valid legal alternatives to conform the transactions contemplated herein to possible requests by the antitrust authorities.

                  19.2 Each Party and Uniao hereby undertake to fully assist the other Party with the antitrust process, subscribing requests, information, and forms to be filed with the antitrust authorities, to always act in a diligent, expeditious and proficient manner.

                  19.3 Each Party shall be responsible for its own costs and expenses including without limitation legal fees, and for the required action to comply with the Brazilian competition antitrust law and with the requests and decisions of the antitrust authorities.

                                   ARTICLE XX
                                 NON-COMPETITION

         Seller and Uniao agree and covenant to refrain totally from engaging in any and all activities related to the manufacture, marketing or sale of products relating to or competing with the Business for a term of five (5) years commencing on the Closing Date. Consequently, Seller and Uniao shall not (i) exercise said activities directly or indirectly, as a shareholder, quotaholder or partner of any company engaged in a business in competition with the Business, if in the capacity of manager, controller or consultant thereof, and shall, in addition to any injunctive relief available to Buyer, be subject to indemnify Buyer for any and all direct or indirect loss, damage and lost profit, as well as any cost, expense and disbursement incurred, paid or disbursed by Buyer in connection herewith; (ii) communicate with any of the customers of the Business for the purpose of soliciting such customers to purchase products relating to the Business; (iii) contact any former Business employee who becomes an employee of Buyer for the purpose of soliciting, hiring or attempting to hire, without Buyer's authorization, or in any manner attempting to induce such employee to leave the employ of Buyer; and (iv) use or disclose to others any trade secret or other confidential information relating to the Business. Notwithstanding anything herein to the contrary, Uniao may hold control or be responsible for the management of a business in competition with the Business, provided Buyer so previously agrees in writing.

                                   ARTICLE XXI
               RESPONSIBILITY FOR PRODUCTS SOLD BEFORE THE CLOSING

                  21.1 Seller shall be responsible for all products sold or delivered to third parties before the Closing (including without limitation defective products and consumer protection issues) and Seller and Uniao hereby jointly and severally indemnify Buyer from and against any and all liabilities related to such products. Nevertheless, responsibility for normal product returns, in accordance with the statistics set forth in Attachment 21.1, shall be Buyer's responsibility.

                  21.2 After the Closing Buyer shall clearly differentiate the Business products manufactured by Buyer from those manufactured by Seller.

                                  ARTICLE XXII
                           COMPLIANCE WITH OBLIGATIONS

                  22.1 The Parties agree and undertake to strictly fulfill all of their legal obligations arising out of or based on this Agreement.

                  22.2 Even after the Closing Date, Seller and Uniao shall: (i) continue to be solely responsible for all liabilities and expenses with respect to (x) any legal proceeding or obligation whether or not disclosed on Attachment 12.3(i), (j), (k) and (l), (y) any legal proceeding or obligation that arises after the Closing which is based upon facts or events occurring prior to the Closing, regardless of when a claim is filed, including, without limitation, claims relating to businesses or assets sold to others by Seller, and (z) all other obligations of Seller which are not defined as an Obligation hereunder, and (ii) pay or cause to be paid; all such amounts promptly or promptly upon written notice reimburse Buyer for any amounts paid by Buyer with respect thereto.

                                  ARTICLE XXIII
                                     NOTICES

         All notices and other communications hereunder shall be in writing and be deemed to have been duly given if transmitted by personal delivery, facsimile, telegram or by registered mail, as follows:

                  If to Seller:

                           Industria e Comercio Brosol Ltda.
                           Rodovia Indio Tibirica, Km 39
                           Vila Bromberg, Bairro Represa
                           09400-970, Ribeirao Pires, SP, Brazil
                           Attn.:  Mr. Nelson Higino da Silva
                           Telephone:  235-9190/9377
                           Fax:  256-1036

                  With copy to:

                           Uniao de Comercio e Participacoes Ltda.
                           Cidade de Deus, Vila Iara
                           06029-900, Osasco, SP, Brazil
                           Attn.:  Mr. Domingos Figueiredo Abreu
                           Telephone:  704-5122
                           Fax:  704-5449

                  If to Buyer:

                           Echlin do Brasil Industria e Comercio Ltda.
                           Rua Taquari, 1328/38
                           03166-901 Sao Paulo, SP, Brazil
                           Attn.:  Mr. Plinio V. Genz
                           Telephone:  291-4055
                           Fax:  264-3151

                  With copy to:

                           Echlin, Inc.
                           100 Double Beach Road
                           06405 Branford, Connecticut, USA
                           Attn.:  Corporate Secretary
                           Telephone:  (001 203) 481-5751
                           Fax:  (001 203) 481-6485

                                  ARTICLE XXIV
                            AMENDMENTS AND NON-WAIVER

         This Agreement may not be modified or amended except by a written instrument signed by each of the Parties hereto. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of any right, power or remedy.

                                   ARTICLE XXV
                               FURTHER ASSURANCES

                  25.1 The Parties agree to fully cooperate in implementing the transactions contemplated herein including without limitation Seller's assistance to Buyer in recruiting employees of the Business. The Parties further agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby, provided however that no such documents shall limit or extend the obligations of the Parties as provided in this Agreement.

                  25.2 Seller shall permit Buyer and its legal representatives (including its officers, independent auditors and counsel) access to the facilities, books and records of the Business including, at appropriate times and when approved of and accompanied by the Seller, to its customers and distributors.

                  25.3 Any matter not provided for in this Agreement will be dealt with in the spirit of mutual confidence and goodwill existing between the Parties.

                                  ARTICLE XXVI
                            COSTS, FEES AND EXPENSES

         Each Party hereto shall bear and pay its costs, fees and expenses incurred in connection with the transactions contemplated herein including without limitation counsel, auditor, financial advisor and accounting fees.

                                  ARTICLE XXVII
                                   ASSIGNMENT

         No Party hereto may assign any right or obligation arising out of this Agreement to third parties without the prior and written consent of the other Party, except to the limited extent specifically provided in Section 7.2.2.

                                 ARTICLE XXVIII
                      CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

                  28.1 Unless and until Closing shall occur, the Parties hereto, Echlin and Uniao undertake to maintain this Agreement confidential. Nevertheless, each Party is hereby authorized to fully disclose any information and release any documents related to this Agreement when requested to do so by any governmental authority or agency. In this event, one Party shall notify the other within two (2) days from the information disclosure or documents release.

                  28.2 On and after the date hereof and through the Closing Date, Seller and Buyer, and also Echlin and Uniao, shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller, Buyer, Echlin nor Uniao shall issue any press release or make any public statement prior to obtaining the other party's approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any listing agreement of either party hereto.

                                  ARTICLE XXIX
                         GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by the laws of Brazil and any disputes arising hereunder or related hereto shall be settled by and before the jurisdiction of the Courts of the City of Sao Paulo, State of Sao Paulo, Brazil.

                                   ARTICLE XXX
                           LANGUAGE; NUMBER OF COPIES

         This  Agreement  shall be executed in English and in Portuguese in four
(4) counterparts, each of which shall be considered an original. In the event of any discrepancy between the English and the Portuguese texts, the Portuguese version shall prevail. The attachments to this Agreement, in Portuguese-language only, shall be initialed by Seller through Messrs. Joao Carlos Zani and Luiz Carlos Angelotti and by Buyer, through Mr. Mario Massanori Iwamizu.

                                  ARTICLE XXXI
                                    HEADINGS

         The headings of Sections have been inserted for convenience of reference only and shall not affect the interpretation of any of the provisions of this Agreement.

                                  ARTICLE XXXII
                                ENTIRE AGREEMENT

                  32.1 This Agreement is the entire agreement between the Parties hereto and supersedes any previous agreements, understandings or arrangements that the Parties may have had concerning this subject matter.

                  32.2 Neither Party hereto shall assert that it had an understanding or agreement inconsistent with, or beyond, or which falls short of any provisions hereof.

                  32.3 Nothing in this Agreement, express or implied, is intended nor shall be construed to confer upon, or give to, any person other than the Parties hereto any right, remedy, or claim under or by reason of this Agreement, or any covenant, condition, or agreement hereof.

                                 ARTICLE XXXIII
                                   ATTACHMENTS

         All Attachments referred to herein and annexed to this Agreement form an integral part hereof. They are by reference incorporated herein and shall have the same effect as if set out at length in this Agreement.

         IN WITNESS WHEREOF, the Parties execute this Agreement in the place and on the date first above written, before two witnesses, to become effective on the same date.

SELLER:           INDUSTRIA E COMERCIO BROSOL LTDA.

                           /s/ Nelson Higino da Silva
                           --------------------------
                           By:  Nelson Higino da Silva
                           Title:  Delegated Manager


                           /s/ Joao Carlos Zani
                           --------------------------
                           By:  Joao Carlos Zani
                           Title:  Delegated Manager


BUYER:            ECHLIN DO BRASIL INDUSTRIA E COMERCIO LTDA.

                           /s/ Plinio Virgilio Genz
                           --------------------------
                           By:  Plinio Virgilio Genz
                           Title:  Director President


                           /s/ Braulio de Carvalho
                           --------------------------
                           By:  Braulio de Carvalho
                           Title:  Finance Director


GURANTORS:        UNIAO DE COMERCIO E PARTCIPACOES LTDA.

                           /s/ Marcio Arter Laurelli Cypriano
                           ----------------------------------
                           Marcio Arter Laurelli Cypriano


                           /s/ Dorival Antonio Bianchi
                           ---------------------------
                           Dorival Antonio Bianchi


                           ECHLIN, INC.


                           /s/ Thomas P. Marchese
                           --------------------------
                           By:  Thomas P. Marchese
                           Title:  Assistant Vice President Corporate
                                       Development

WITNESSES:

1.       /s/ Orivaldir Odair Simoes
         ----------------------------
         Orivaldir Odair Simoes

2.       /s/ Sergio Goncalves Braga
         ----------------------------
         Sergio Goncalves Braga

                                AMENDMENT TO THE

                            ASSET PURCHASE AGREEMENT

                                OF MARCH 20, 1997


                  THIS AMENDMENT (the "Amendment") is made in the city of Sao Paulo, State of Sao Paulo, Brazil, on this 30th day of April, 1997, by and between, on the one hand, ECHLIN DO BRASIL INDUSTRIA E COMERCIO LTDA., a company organized and existing in accordance with the laws of Brazil, with head offices at Rua Taquari, 1328/38, in the city of Sao Paulo, State of Sao Paulo, registered with the CGC/MF under No. 61.091.963/0001-32, in this act represented by its duly authorized representatives signed below ("Buyer") and, on the other hand, INDUSTRIA E COMERCIO BROSOL LTDA., a company organized and existing in accordance with the laws of Brazil, with head offices at Rodovia Indio Tibirica, Km 39, in the city of Ribeirao Pires, State of Sao Paulo, registered with the CGC/MF under No. 61.090.890/0001-64, in this act represented by its duly authorized representatives signed below ("Seller"), as guarantor of Seller, UNIAO DE COMERCIO E PARTICIPACOES LTDA., with head offices in Cidade de Deus, Vila Iara, Osasco, Sao Paulo, registered with the CGC/MF under No. 33.344.557/0001-07 ("Uniao"), and as guarantor of Buyer, Echlin, Inc., a company organized and existing in accordance with the laws of the State of Connecticut, USA ("Echlin").


                              W I T N E S S E T H:


                  WHEREAS, on March 20, 1997, the Parties executed the Asset Purchase Agreement (the "Agreement") , which Agreement contains rights and obligations of the Parties as well as certain definitions that are also used in this Amendment;

                  WHEREAS, Section 7.1 of the Agreement provides that Buyer should pay the Purchase Price in Echlin Shares in the manner specified in said
Section 7.1 and throughout the Agreement;

                  WHEREAS, the Parties agreed with the provisions of Section 7.1 of the Agreement after having discussed and reviewed it with officers of the Central Bank of Brazil;

                  WHEREAS, after execution of the Agreement and in preparation for the Closing, the Parties once again contacted officers of the Central Bank of Brazil to implement the provisions of Section 7.1 but were surprised to learn that the necessary approvals by the Central Bank of Brazil would not occur by the Closing Date but, instead, could occur only within a few months therefrom;

                  WHEREAS, the Parties continue to implement the Closing as originally provided for in the Agreement;

                  NOW   THEREFORE,    in    consideration   of   the   premises,
representations and mutual covenants contained herein, and intending to be legally bound hereby, in accordance with Article XXIV of the Agreement the Parties hereto agree to enter into this Amendment, as follows:

1.       Section 7.1 of the Agreement is hereby amended to read as follows:

         "7.1 On the Closing Date, Echlin shall make funds corresponding to the Purchase Price available to Buyer so that Buyer can pay the Purchase Price to Seller. Also on the Closing Date, Seller shall use all of such funds received from Buyer to purchase Echlin common shares (the "Echlin Shares") at market value. Market value shall correspond to the average daily closing price (without regard to volume) of one share of the Echlin Shares on the NYSE for the five (5) consecutive trading days ending six (6) trading days immediately prior to the Closing Date (the "Closing Date Share Price")."

2.       Section 17.2 of the Agreement is hereby amended to read as follows:

         "17.2 The obligation of Buyer to consummate the transactions contemplated by this Agreement is further subject to Seller's actual purchase of the Echlin Shares (Section 7.1 above) and to all of Seller's and Uniao's representations and warranties in this Agreement continuing to be true until the Closing Date."

3.       Section 18.2 of the Agreement is hereby amended to read as follows:

         "18.2 The obligation of Seller to consummate the transactions contemplated by this Agreement is further subject to the evidence that the Echlin Shares are actually transferred to Seller (Section 9.5(c)) and to all of Buyer's and Echlin's representations and warranties in this Agreement continuing to be true until the Closing Date."

 4. The Parties finally agree to ratify all other clauses and conditions of the Agreement herein not specifically amended.

         IN WITNESS WHEREOF, the Parties execute this Amendment in the place and on the date first above written, before two witnesses, to become effective on the same date.

Seller:           INDUSTRIA E COMERCIO BROSOL LTDA.

                           /s/ Nelson Higino da Silva
                           -------------------------------
                           By: Nelson Higino da Silva
                           Title: Delegated Manager

                           /s/ Joao Carlos Zani
                           -------------------------------
                           By: Joao Carlos Zani
                           Title: Delegated Manager

Buyer:            ECHLIN DO BRASIL INDUSTRIA E COMERCIO LTDA.

                           /s/ Plinio Virgilio Genz
                           -------------------------------
                           By: Plinio Virgilio Genz
                           Title: Director President

                           /s/ Braulio de Carvalho
                           -------------------------------
                           By: Braulio de Carvalho
                           Title: Finance Director

Guarantors:       UNIAO DE COMERCIO E PARTICIPACOES LTDA.

                           /s/ Antonio Bornia
                           -------------------------------
                           By: Antonio Bornia

                           /s/ Marcio Artur Laurelli Cypriano
                           -------------------------------
                           By: Marcio Artur Laurelli Cypriano

WITNESSES:

/s/ Fatima A. Carr
-------------------


ECHLIN INC.

                           /s/ Thomas P. Marchese
                           -------------------------------
                           By:  Thomas P. Marchese
                           Title:  Assistant Vice President Corporate
                                       Development

WITNESSES:

/s/ Edward D. Toole
----------------------------

/s/ Julie E. Amendola
----------------------------